UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 15, 2006 (August 9, 2006)

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8968 (Commission File Number)	76-0146568 (I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
     On August 9, 2006, the Compensation and Benefits Committee (the “Compensation Committee”) of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved an increase, effective August 1, 2006, in base salary from $375,000 to $450,000 for Karl F. Kurz, the Company’s Senior Vice President, North America Operations, Midstream and Marketing. In addition, effective as of August 1, 2006, the Compensation Committee approved an increase in Mr. Kurz’s target bonus under the 2006 Anadarko Petroleum Corporation Annual Incentive Plan (“Annual Incentive Plan”) from 85% to 95% of base salary for the period August 1, 2006 through December 31, 2006. The salary and target bonus increases serve to recognize Mr. Kurz’s increased responsibilities in his new role.
     On August 10, 2006, Charles A. Meloy accepted the position of Senior Vice President, Gulf of Mexico and International Operations with the Company. Mr. Meloy will receive an annual salary of $450,000 and will be eligible for a 2006 target bonus under the Annual Incentive Plan of 95% of his base salary for the period August 10, 2006 through December 31, 2006.
     In addition, the Company and Mr. Meloy have executed a Retention Agreement dated as of August 10, 2006 (the “Retention Agreement”), pursuant to which Mr. Meloy will receive a grant of 25,000 shares of restricted stock under the Company’s 1999 Stock Incentive Plan. The restricted stock will vest in two equal installments on the anniversary date of the grant. Mr. Meloy will also be eligible to receive cash payments of $575,000 on each of the first and second anniversaries of his employment with the Company. Mr. Meloy will also be eligible to receive the other benefits typically afforded other executive officers of the Company.
     In connection with the Retention Agreement, Mr. Meloy has executed a Key Employee Change of Control Contract, the form of which is filed as Exhibit 10(b)(xxii) to the Company’s Form 10-K for the year ended December 31, 1997. Mr. Meloy’s Key Employee Change of Control Contract has been modified such that if Mr. Meloy is not employed by the Company until at least the third anniversary of his date of hire he will not be eligible for the supplemental pension benefits available under the Key Employee Change of Control Contract.
     A copy of the Retention Agreement is attached as Exhibit 10.1 to this Form 8-K. The description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 10, 2006, the Company completed its previously announced acquisition of Kerr-McGee Corporation (“Kerr-McGee”) pursuant to the Agreement and Plan of Merger dated June 22, 2006 (the “Merger Agreement”), by and among the Company, APC Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Kerr-McGee. The Company’s acquisition of Kerr-McGee was consummated by merging Merger Sub with and into Kerr-McGee with Kerr-McGee surviving as a wholly-owned subsidiary of the Company (the “Kerr-McGee Merger”). The former stockholders of Kerr-McGee have the right to receive $70.50 in cash for each share of Kerr-McGee common stock, which aggregates to cash consideration for the transaction of approximately $16.5 billion, including cash payable to stockholders and holders of all equity awards (net of applicable exercise prices).

     The description of the Kerr-McGee Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement that was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on June 26, 2006 (the “Kerr-McGee 8-K”). The description of the Merger Agreement remains subject to the qualifications set forth in the Kerr-McGee 8-K.
     The full text of the press release, dated August 10, 2006, announcing the completion of the Kerr-McGee Merger, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 10, 2006 and in connection with the Kerr-McGee Merger, the Company entered into a $24.0 Billion 364-Day Term Loan Agreement (the “Loan Agreement”), among the Company, as borrower, UBS AG, Stamford Branch, as administrative agent, Credit Suisse, Cayman Islands Branch and Citicorp North America, Inc., as co-syndication agents, and the lenders from time to time party thereto (the “Lenders”).
     The proceeds from the Loan Agreement may be used as follows: (i) up to $18 billion may be used to finance the Company’s acquisition of Kerr-McGee, provide for the refinancing of existing Kerr-McGee indebtedness, pay certain fees and expenses in connection with such transactions and for general corporate purposes; (ii) up to $6 billion may be used to finance the Company’s acquisition of Western Gas Resources, Inc. (“Western Gas”), provide for the refinancing of existing Western Gas indebtedness, pay certain fees and expenses in connection with such transactions and for general corporate purposes.
     The Loan Agreement will mature on the 364th day after August 10, 2006. The Loan Agreement will bear interest at either (i) LIBOR plus a certain margin or (ii) the higher of the federal funds rate, plus 1/2 of 1%, and the prime commercial lending rate of UBS AG, Stamford Branch and provides for the payment of a facility fee on any unutilized commitments from and including the 45th day after August 10, 2006.
     Upon the occurrence of certain events of default, the Company’s obligations under the Loan Agreement may be accelerated. Such events of default include payment defaults to lenders under the Loan Agreement, covenant defaults and other customary defaults.
     The Loan Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 10, 2006, the Company elected Luke R. Corbett to serve as a Class I director of the Company. Other than pursuant to Section 5.12 of the Merger Agreement, there are no arrangements or understandings between Mr. Corbett and any other persons pursuant to which Mr. Corbett was elected as a director. There are no committees to which Mr. Corbett is currently expected to be appointed. Mr. Corbett will receive customary fees, stock option grants and an annual retainer for his service on the Board of Directors.

Item 8.01 Other Events
     David R. Larson, Vice President, Investor Relations and Financial Planning, will retire from the Company effective August 31, 2006.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
(d) Exhibits:

Exhibit
No.	Document

10.1	Retention Agreement dated as of August 10, 2006 between Anadarko Petroleum Corporation and Charles A. Meloy.

10.2	$24.0 Billion 364-Day Term Loan Agreement dated as of August 10, 2006, among Anadarko Petroleum Corporation, as Borrower, UBS AG Stamford Branch, as Administrative Agent, Credit Suisse, Cayman Island Branch and Citicorp North America, Inc., as Co-Syndication Agents, and the Lenders signatory thereto.

99.1	Press Release dated August 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)
Dated: August 15, 2006	By:	/s/ Charlene A. Ripley
Charlene A. Ripley, Vice President,
General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Document

10.1	Retention Agreement dated as of August 10, 2006 between Anadarko Petroleum Corporation and Charles A. Meloy.

10.2	$24.0 Billion 364-Day Term Loan Agreement dated as of August 10, 2006, among Anadarko Petroleum Corporation, as Borrower, UBS AG Stamford Branch, as Administrative Agent, Credit Suisse, Cayman Island Branch and Citicorp North America, Inc., as Co-Syndication Agents, and the Lenders signatory thereto.

99.1	Press Release dated August 10, 2006.